UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2005

HOUSERAISING, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-50701
(Commission File Number)

56-2253025
(I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212
(Address of Principal Executive Offices) (Zip Code)

(704) 532-2121
(Registrant's Telephone Number, Including Area Code)

_____________________________________________________
(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement

On November 1, 2005, HouseRaising, Inc. (the “Company”) entered into a Lease Agreement (“Lease”) whereby the Company agreed to more than double its current occupancy at the Independence Tower located at 4801 E. Independence Boulevard, Charlotte, NC to accommodate its anticipated growth for its previously announced plans to assist homeowners in the Gulf Coast area and to continue developing its operations in North and South Carolina.

The Company entered into an annual agreement commencing November 1, 2005 to lease the entire second floor at Independence Tower (approximately 11,000 square feet) for an annual rent obligation of approximately $100,000. HouseRaising will utilize this additional space for estimators and designers recruited to support the Company’s Gulf Coast initiative and a sales and product display center to support operations in North and South Carolina. The space will continue to serve as corporate headquarters for HouseRaising, Inc. and HouseRaisingAcademy, which include the Company’s recent consolidation of its acquisition of LearnBytes, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

By /s/ Robert V. McLemore
Robert V. McLemore
President and Founder

Date: November 4, 2005

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